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                                                                     EXHIBIT 3.2

                     BY-LAWS (as amended September 9, 1998)

                                   ARTICLE I
                                  STOCKHOLDERS
                                  ------------

     Section 1.1  Annual Meeting. An annual meeting of stockholders for the
                  --------------
purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

     Section 1.2  Special Meetings. Special meetings of stockholders for any
                  ----------------
purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the Chief Executive Officer, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice. A special meeting of stockholders shall be called by the Chief Executive Officer upon the written request of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meetings, stating the time, place, and the purpose or purposes of the meeting.

     Section 1.3  Notice of Meetings. Written notice of stockholders meetings,
                  ------------------
stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten
(10) days but not more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law.

     Section 1.4  Quorum. Except as otherwise provided by law or in the
                  ------
Certificate of Incorporation or these By-Laws or in the event the Corporation's stock is traded on an exchange or the Nasdaq Market System, at any meeting of stockholders the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present who are entitled at the time to vote or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws
                                                    -----------
until a quorum shall attend.

     Section 1.5  Adjournment. Any meeting of stockholders, annual or special,
                  -----------
may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days (30), or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.6  Organization. The Chairman of the Board, if any, or in his
                  ------------
absence the Chief Executive Officer, or in their absence the Chief Operating Officer, or in their absence the

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President; or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, and all Vice Presidents.

     The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 1.7  Voting. At all meetings of the stockholders, each stockholder
                  ------
shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 1.8  Informal Action by Stockholders. Any action required to be
                  -------------------------------
taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                                   ARTICLE II
                               BOARD OF DIRECTORS
                               ------------------

     Section 2.1  Number and Term of Office. The business, property, and affairs
                  -------------------------
of the Corporation shall be manage by or under the direction of a Board of Directors. The initial number of directors of the Corporation shall be six (6). Thereafter, the Board of Directors, by resolution adopted by a vote of a majority of the then authorized number of directors, may increase or decrease the number of directors, but such number shall be not less than three (3) and not more than nine (9). In the event the Corporation's stock is traded on an exchange or the Nasdaq Market System, the Corporation shall maintain the minimum number of independent directors required by such exchange or Nasdaq, as the case may be. Except as provided in Section 2.3 below, the directors shall be elected
                              -----------
by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until his/her respective successor has been elected and qualified.

     Section 2.2  Chairman of the Board. The directors may elect one of their
                  ---------------------
members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may

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be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board of Directors.

     Section 2.3  Meetings.
                  --------

          (a) Annual meetings of the Board of Directors shall take place immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. Regular meetings may be called upon a minimum of five (5) days prior notice.

          (b) Special meetings of the Board of Directors shall be held at such time and, place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the Chief Executive Officer, or by any member of the Board of Directors then in office. Notice of any special meeting of the Board of Directors shall be given at least two (2) days prior to the meeting, either in writing or by telephone if confirmed promptly in writing, to each director at the address shown for such director on the records of the Corporation.

     Section 2.4  Quorum and Organization of Meetings. A majority of the total
                  -----------------------------------
number of members of the Board of Directors as constitute from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.5  Committees. The Board of Directors may, by resolution passed
                  ----------
by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the event the Corporation's stock is traded on an exchange or the Nasdaq Market System, the Corporation shall maintain such committees comprised of such members of the Board of Directors as required by such exchange or Nasdaq, as the case may be, including, without limitation, an audit committee and a compensation committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in the resolution designating the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall, have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless otherwise provided in the

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resolution designating a committee, a majority of all of the members of any such committee may select its chairman, fix its rules and procedures, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given. All action taken by committee shall be, recorded in minutes of the meetings.

     Section 2.6  Action Without Meeting. Noting contained in these By-Laws
                  ----------------------
shall be deemed to restrict the power of members of the Board of Directors or of any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

     Section 2.7  Telephone Meeting. Nothing contained in these By-Laws shall be
                  -----------------
deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III
                                    OFFICERS
                                    --------

     Section 3.1  Executive Officers. The executive officers of the Corporation
                  ------------------
shall be a Chief Executive Officer, a Chief Operating Officer, a President, a Treasurer/Chief Financial Officer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect or appoint such other officers (including a Chairman of the Board and/or a Vice Chairman of the Board from among the members of the Board of Directors); one or more Vice Presidents; a Controller; and/or one or more Assistant Treasurers and/or Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

     Section 3.2  Term of Office. The officers of the Corporation shall be
                  --------------
elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. The Board of Directors may remove any officer elected or appointed by the Board of Directors at any time. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 3.3  Powers and Duties.
                  -----------------

            (a) Chairman of the Board. The Chairman of the Board, when elected, shall preside at meetings of stockholders and shall have such, other functions, authority and duties as may be prescribed by the Board of Directors.

            (b) Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors. These powers and duties of management include, but are not limited to, all the general powers and duties of management usually vested in the office of chief executive officer.

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          (c)  Chief Operating Officer. The Chief Operating Officer shall have general supervision of the day-to-day business and affairs of the Corporation and shall have such other functions, authority and duties as may be prescribed by the Board of Directors

          (d) President. The President shall have control of the day-to-day business and affairs of the Corporation and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.

          (e) Vice President. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors.

          (f) Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or, in the absence of the Secretary, any Assistant Secretary, shall have authority to affix the seal to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

          (g) Assistant Secretary. The Assistant Secretary, of if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

          (h) Treasurer/Chief Financial Officer. The Treasurer shall be the Chief Financial Officer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requests, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors.

          (i) Assistant Treasurer. The Assistant Treasurer or Assistant Treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

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            (j)   Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors.

                                   ARTICLE IV
                      RESIGNATIONS, REMOVALS, AND VACANCIES
                      -------------------------------------

     Section 4.1  Resignations. Any director or officer of the Corporation, or
                  ------------
any member of any committee, may resign, at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     Section 4.2  Removals. The Board of Directors, by a vote of not less than a
                  --------
majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

     Section 4.3  Vacancies. Any vacancy in the office of any director or
                  ---------
officers through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders who are at the time entitled to vote at an election of directors, and, subject to the provisions of this
Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified, or, if the person so chosen is a director elected to fill a vacancy, he/she shall (subject to the provision of this Article IV) hold office for the unexpired term of his predecessor.

                                   ARTICLE V
                        CERTIFICATES REPRESENTING SHARES
                        --------------------------------

     Section 5.1  Stock Certificates. The certificates for shares of the capital
                  ------------------
stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. The certificates shall be signed by or in the name of the Corporation by the Chairman of the Board of Directors or the Chief Executive Officer or the Chief Operating Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the

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certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     Section 5.2  Transfer of Shares. Shares of the capital stock of the
                  ------------------
Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock, properly endorsed.

     Section 5.3  Fixing Record Date. In order that the Corporation may
                  ------------------
determine the stockholders entitle to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in ,advance, a record date, which, unless otherwise provided by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     Section 5.4  Lost Certificates. The Board of Directors or any transfer
                  -----------------
agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

     Section 5.5  Regulations. The Board of Directors shall have power and
                  -----------
authority to make all such rules an regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
          ------------------------------------------------------------

     Section 6.1  Third Party Actions. The Company may indemnify any person who
                  -------------------
was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he/she is or was a director or officer of the Company (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he/she is or was an employee or agent of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company), against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably

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incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful, provided, however, the Company may only indemnify an
                      --------  -------
officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

     Section 6.2  Actions by or in the Right of the Company. The Company shall
                  -----------------------------------------
indemnify any person who was or is a party or is threatened to a made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Company to procure a judgment in its favor by reason of the fact that he/she is or was a director or officer of the Company (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he/she is or was an employee or agent of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company), against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his/her duty to the Company unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

     Section 6.3  Indemnity if Successful. To the extent that a director,
                  -----------------------
officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
                                                                      --------
6.1 or 6.2 of this Article, or in defense of any claim, issue or matter therein,
----------
he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.

     Section 6.4  Standard of Conduct. Except in a situation governed by Section
                  -------------------                                    -------
6.3 of this Article, any indemnification under Sections 6.1 or 6.2 of this
---                                            -------------------
Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Sections 6.1 or
                                                               ---------------
6.2, as applicable, of this Article. Such determination shall be made (i) by a
---
majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or
(ii) by independent legal counsel in a written

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opinion if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, or (iii) by the stockholders. The determination required by clauses (i) and (ii) of this Section 6.4 may in either
                                                       -----------
event be made by written consent of the majority required by each clause.

     Section 6.5  Expenses. Expenses (including attorneys' fees) of each officer
                  --------
and director hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Company as authorized in this Article. Such expenses (including attorneys' fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6.6  Nonexclusivity. The indemnification and advancement of
                  --------------
expenses provided by, or granted pursuant to, other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office.

     Section 6.7  Insurance. The Company may purchase and maintain insurance on
                  ---------
behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Delaware law.

     Section 6.8  Definitions. For purposes of this Article, references to "the
                  -----------
Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify any or all of its directors, officers, employees and agents, so that any person who was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation in any other capacity, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued as such corporation was constituted immediately prior to such merger.

     For purposes of this Article, references to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person

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who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.

     Section 6.9   Severability. If any provision hereof is invalid or
                   ------------
unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 6.10  Amendment. The right to indemnification conferred by this
                   ---------
Article shall be deemed to be a contract between the Company and each person referred therein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

     Section 7.1   Corporate Seal. The corporate seal shall have inscribed
                   --------------
thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

     Section 7.2   Fiscal Year. The fiscal year of the Corporation shall be
                   -----------
determined by resolution of the Board of Directors.


     Section 7.3   Notices and Waivers Thereof. Whenever any notice whatever is
                   ---------------------------
required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid. Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     Section 7.4   Stock of Other Corporations or Other Interests. Unless
                   ----------------------------------------------
otherwise ordered by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the Chief Executive Officer, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and

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

may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chief Executive Officer, the Chief Operating Officer, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation power of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VIII
                                   AMENDMENTS
                                   ----------

     The holder of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board of Directors may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

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